Exhibit 99.01

SRAX REPORTS 161% YEAR-OVER-YEAR AND 124% QUARTER-OVER-QUARTER REVENUE GROWTH

Third Quarter 2020 and Recent Operational Highlights

●	Revenue for Q3 of $2.6M up 161% year-over-year, 124% sequentially quarter-over-quarter
●	Reduced operating expenses by 22% year-over-year for Q3 and 18% year-to-date
●	EBITDA increase of $2.1M, or 53%, vs Q3 2019
●	Sequire segment EBITDA positive in Q3 2020
●	7 consecutive quarters of Sequire SAAS growth
●	Sequire bookings for the quarter were $6.7M
●	Currently holding approximately $10M worth of publicly listed securities
●	125 public companies/partners have subscribed to Sequire, up 34 companies since Q2 release, a 37% increase
●	BIGtoken share exchange agreement signed - anticipated to move into its own publicly traded company in Q4 (TICKER:FPVD)
●	Completed the acquisition of LD Micro
●	Sold position in TI Health (SRAXmd) for $8M
●	Fourth Quarter revenue guidance of $4M

Third Quarter 2020

●	Total Revenue was $2.6M, an increase of 161% as compared to Q3 2019 and up 124% from Q2 2020.
●	Gross Margin was 66%, as compared to 68% in the same period last year.
●	Operating Expenses were $4.2M, a decrease of $1.2M, or 22% as compared to the same period last year.
●	EBITDA was -$1.9M as compared to -$4M in the same period last year.
●	Net Income was -$6.6M compared to $1.4M in the same period last year. This includes a one time $3.3M in non-cash financing costs related to our convertible debenture financing, and $800K in non-cash mark-to-market adjustment on our publicly listed securities. The prior year net income includes a $6.3M derivative liability gain on the valuation of our warrants.

Nine Months Ended September 30, 2020

●	Total Revenue was $4.1M, an increase of 65% as compared to the same period in prior year.
●	Gross Margin was 66%, as compared to 57% in the same period last year.
●	Operating Expenses were $12.3M, a decrease of $2.7M, or 18% as compared to the same period last year.
●	EBITDA was -$7.7M as compared to -$12.2M in the same period last year.
●	Net Income was -$14.9M compared to -$12.2M in the same period last year. This includes $5.3M in non-cash financing costs and $300K in non-cash mark-to-market adjustment on our publicly listed securities. The prior year includes a $359K in financing costs and $1.4M of derivative liability gain on the valuation of our warrants.

“As the SEQUIRE platform continues to grow and adapt to customer needs, we are seeing a tremendous increase in our recurring revenue stream. SEQUIRE is changing the way public issuers interact with and engage their investors, and it shows. We are pleased to report our first quarter of positive EBITDA from our SEQUIRE segment,” said Chris Miglino, Founder and CEO of SRAX.

“The whole company is very proud of everything we’ve accomplished this quarter and is excited about the momentum we have going into quarter four. We acquired LD Micro, moved BIGToken to its own public company, and successfully sold our remaining MD asset, which was not on our balance sheet. Additionally, as we are seeing continued addition of our SEQUIRE platform, SRAX is providing guidance of $4M in revenue for the fourth quarter,” Miglino adds.

Clients

Sequire Clients

Sequire: Revenue, Booking and Subscribers
Revenue
Subscribers
Bookings
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$
2Q
3Q
4Q
1Q
2Q
3Q
4Q
120
100
80
60
40
20
0

	2Q	3Q	4Q	1Q	2Q	3Q	As of Q4 Call
Subscribers	12	32	37	59	68	91	125
QoQ		*167%*	*16%*	*59%*	*15%*	*34%*	
Revenue	$9,000	$31,000	$46,000	$107,000	$746,000	$1,955,312	n/a
Bookings	$203,515	$508,788	$127,197	$792,000	$2,569,198	$6,634,844	n/a

*Bookings include the total minimum contract value written during the period.

SEQUIRE

Conference Call:

Management will review the results on a conference call with a live question and answer session, November 16th, 2020, at 12:00 p.m. ET / 9:00 p.m. PT.

To access the live webcast and presentation, please register here:

https://zoom.us/webinar/register/WN_Hj1BLJk9Rma0d-g4ZfBbVg

The webcast will be available on srax.com for at least 90 days. To dial-in to the conference call, please call US: +1 669 900 6833. Webinar ID: 942 4818 0377.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities and certain additional one-time charges.

About SRAX:

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com.

Safe Harbor Statement:

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

	For the Three Months Ended September 30,
	SEQUIRE		BIGToken		Corporate and Other		Consolidated
	2020	2019	2020	2019	2020	2019	2020	2019

Total Revenue	1,956,000	31,000	604,000	915,000	49,000	54,000	2,609,000	1,000,000

Cost of Revenue	650,000	-	230,000	335,000	-	(13,000)	880,000	322,000
Gross profit	1,306,000	31,000	374,000	580,000	49,000	67,000	1,729,000	678,000
margin %	66.8%	100.0%	61.9%	63.4%	100.0%	124.1%	66.3%	67.8%

Operating expenses	1,128,000	96,000	1,140,000	3,171,000	1,930,000	2,102,000	4,198,000	5,369,000

Operating Income	178,000	(65,000)	(766,000)	(2,591,000)	(1,882,000)	(2,035,000)	(2,470,000)	(4,691,000)

	For the Nine Months Ended September 30,
	Sequire		BIGToken		Corporate and Other		Consolidated
	2020	2019	2020	2019	2020	2019	2020	2019

Total Revenue	2,808,000	41,000	1,174,000	2,291,000	142,000	164,000	4,124,000	2,496,000

Cost of Revenue	896,000	-	491,000	1,013,000	1,000	62,000	1,388,000	1,075,000
Gross profit	1,912,000	41,000	683,000	1,278,000	141,000	102,000	2,736,000	1,421,000
margin %	68.1%	100.0%	58.2%	55.8%	99.3%	62.2%	66.3%	56.9%

Operating expenses	1,934,000	288,000	4,490,000	8,281,000	5,907,000	6,407,000	12,331,000	14,976,000

Operating Income	(22,000)	(247,000)	(3,807,000)	(7,003,000)	(5,766,000)	(6,305,000)	(9,595,000)	(13,555,000)

STATEMENT OF OPERATIONS

(Unaudited)

	Three months ending September 30				Nine months ending June Septempber 30
In dollars	2020	2019	$ CHG	% CHG	2020	2019	$ CHG	% CHG
REVENUE
Total revenues	2,609,000	1,001,000	1,608,000	161%	4,125,000	2,497,000	1,628,000	65%
COST OF REVENUES
Total cost of revenues	880,000	322,000	558,000	173%	1,388,000	1,075,000	313,000	29%
Gross profit	1,729,000	679,000	1,050,000	155%	2,737,000	1,422,000	1,315,000	92%
Gross profit margin	66%	68%			66%	57%
OPERATING EXPENSES
Employee related costs	1,689,000	2,162,000	(473,000)	-22%	5,406,000	6,730,000	(1,324,000)	-20%
Marketing and selling expenses	809,000	1,115,000	(306,000)	-27%	1,631,000	2,202,000	(571,000)	-26%
Platform Costs	391,000	453,000	(62,000)	-14%	1,181,000	1,159,000	22,000	2%
Depreciation and amortization	333,000	304,000	29,000	10%	962,000	834,000	128,000	15%
General selling general and administrative	984,000	1,355,000	(371,000)	-27%	3,157,000	4,069,000	(912,000)	-22%
Total operating expenses	4,206,000	5,389,000	(1,183,000)	-22%	12,337,000	14,994,000	(2,657,000)	-18%
(LOSS) INCOME FROM OPERATIONS	(2,477,000)	(4,710,000)	2,233,000	-47%	(9,600,000)	(13,572,000)	3,972,000	-29%
Financing Costs	(3,302,000)	(108,000)	(3,194,000)	2957%	(5,340,000)	(359,000)	(4,981,000)	1387%
Interest Income	-		-	n/a	-	-	-	n/a
Gain (loss) on sale of assets			-	n/a	-	395,000	(395,000)	-100%
Gain / (Loss) from marketable securities	(800,000)		(800,000)	n/a	(284,000)	-	(284,000)	n/a
Other gain (loss)	8,000		8,000	n/a	8,000	14,000	(6,000)	-43%
Loss on repricing of equity warrants			-	n/a		(342,000)	342,000	-100%
Change in fair value of derivative liabilities	-	6,227,000	(6,227,000)	-100%	321,000	1,390,000	(1,069,000)	-77%
(LOSS) INCOME BEFORE INCOME TAXES	(6,571,000)	1,409,000	(7,980,000)	-566%	(14,895,000)	(12,474,000)	(2,421,000)	19%
Provision for income taxes	-	-			-	-
NET (LOSS) INCOME	(6,571,000)	1,409,000	(7,980,000)	-566%	(14,895,000)	(12,474,000)	(2,421,000)	19%

NET (LOSS) INCOME PER SHARE, BASIC AND DILUTED	$(0.45)	$(0.67)	0.22	-32%	$(1.05)	$(0.67)	(0.38)	57%
Weighted average shares used in computing net (loss) income per share, basic and diluted	14,479,519	12,933,585	1,545,934	12%	14,186,721	12,965,773	1,220,948	9%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(Unaudited)

In dollars	2020	2019	$ CHG	% CHG	2020	2019	$ CHG	% CHG

Net income (loss) - GAAP	(6,571,000)	1,409,000	(7,980,000)	-566%	(14,895,000)	(12,474,000)	(2,421,000)	19%
Adjustments:
Equity based compensation	268,000	423,000			916,000	870,000
Adjustments to derivative liabilities	-	(6,227,000)			(321,000)	(1,390,000)
Interest expense and financing costs	3,302,000	108,000			5,340,000	359,000
Depreciation and amortization	332,000	305,000			963,000	834,000
Gain on Sale of Assets		-				(409,000)
Other income	(8,000)				(4,000)
Gain / (Loss) from marketable securities	800,000	-			284,000

Adjusted EBITDA - NON GAAP	(1,877,000)	(3,982,000)	2,105,000	-53%	(7,717,000)	(12,210,000)	4,493,000	-37%

Balance Sheets

(Unaudited)

In dollars	30-Sep-20	31-Dec-19
ASSETS
Current Assets
Cash	2,446,000	32,000
Accounts receivable, net	1,260,000	805,000
Prepaid expense	273,000	715,000
Securities held for sale	4,800,000	-
Other current assets	63,000	306,000
Total current assets	8,842,000	1,858,000
Property and equipment, net	134,000	191,000
Goodwill	23,348,000	15,645,000
Intangible assets, net	2,399,000	1,966,000
Right-of-Use Asset	390,000	456,000
Other assets	22,000	118,000
Total Assets	35,135,000	20,234,000

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	2,415,000	2,442,000
Derivative liabilities	-	4,397,000
Other current liabilities	6,850,000	537,000
Payroll protection loan - current portion	548,000	-
OID convertible debentures - current portion	3,683,000	-
Total Current Liabilities	13,496,000	7,376,000
Right-of-Use liability - long term	282,000	352,000
Payroll protection loan, less current portion	578,000	-
OID convertible debentures, less current portion	2,748,000	-
Deffered Tax Liability	131,000

Total Liabilities	17,235,000	7,728,000

Stockholders’ equity	17,900,000	12,506,000

Total liabilities and equity	35,135,000	20,234,000
	-	-

STATEMENT OF CASH FLOWS

Nine months ended

(Unaudited)

In dollars	30-Sep-20	30-Sep-19
CASH FLOWS FROM OPERATING ACTIVITIES
Net Cash Used in Operating Activities	(9,888,000)	(12,555,000)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of marketable securities	397,000	-
Proceeds from sale of SRAXmd, net	-	307,000
Purchase of property and equipment	-	(66,000)
Development of software	(870,000)	(892,000)
Acquisition of LD Micro, net	(697,000)
Other assets	13,000	(79,000)
Net Cash Used in investing activities	(1,157,000)	(730,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash flows from debt activities	13,459,000	-
Proceeds from the issuance of common stock units	-	12,197,000
Proceeds from issuance of common stock for warrants exercised	-	1,146,000
Net Cash provided by financing activities	13,459,000	13,343,000

Net increase /(decrease) in cash and cash equivalents	2,414,000	58,000
Cash and cash equivalents at beginning of period	32,000	2,785,000
Cash and cash equivalents at end of period	2,446,000	2,843,000